EXHIBIT 99.1

Hyperion Therapeutics Announces First Quarter 2014 Financial Results

- Company signs definitive agreement to expand its pipeline -

- Company to Host Conference Call Today at 4:30 p.m. ET (1:30 p.m. PT) -

BRISBANE, Calif., May 6, 2014 (GLOBE NEWSWIRE) -- Hyperion Therapeutics, Inc. (Nasdaq:HPTX) today reported net revenue of $19.5 million for the first quarter of 2014 from the sales of its two products for the treatment of urea cycle disorders, RAVICTI® (glycerol phenylbutyrate) Oral Liquid and BUPHENYL® (sodium phenylbutyrate) Tablets and Powder. Adjusted net income for the first quarter 2014 was $3.8 million compared to an adjusted net loss of $8.5 million in the first quarter of 2013, an increase of $12.3 million. Hyperion ended the first quarter of 2014 with cash, cash equivalents and investments of $124.5 million.

"So far this year, we have strengthened our position in the orphan disease space by delivering on both commercial and corporate milestones. We achieved another quarter of solid revenue for our commercial products, and signed a definitive agreement to acquire Andromeda Biotech. DiaPep277, Andromeda's product candidate, is a highly differentiated, late-stage asset with the potential for near-term commercialization," said Donald J. Santel, president and chief executive officer of Hyperion. "With our two commercial products for urea cycle disorders, our pipeline program in hepatic encephalopathy, and the planned addition of DiaPep277, we believe we are well positioned to build both short and long-term value while advancing in our mission to develop and deliver life-changing treatments for patients suffering from orphan diseases."

First Quarter 2014 Financial Results

Net income as measured under U.S. generally accepted accounting principles ("GAAP") was $1.3 million, or $0.06 per diluted share, for the three months ended March 31, 2014 compared with a net loss of $9.0 million, or $(0.52) per diluted share, for the same period of 2013. Adjusted net income was $3.8 million, or $0.18 per diluted share, for the three months ended March 31, 2014 compared with an adjusted net loss of $8.5 million, or $(0.49) per diluted share, for the same period in 2013. A reconciliation of adjusted net income (loss) to GAAP net income (loss) is provided in the accompanying table below entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)."

Revenues

During the three months ended March 31, 2014, Hyperion generated net product revenue of $19.5 million from the sale of RAVICTI and BUPHENYL. Net product revenue for the period consisted of $15.5 million in net sales from RAVICTI, and $4.0 million in net sales from BUPHENYL. During the three months ended March 31, 2013, Hyperion generated $0.8 million in net sales from RAVICTI.

Cost of Sales

Cost of sales for the three months ended March 31, 2014 was $2.4 million and consisted of RAVICTI product costs of $1.4 million and BUPHENYL product costs of $1.0 million. RAVICTI product costs included $1.3 million for royalty expenses payable under our restated collaboration agreement with Ucyclyd Pharma, Inc. Cost of sales related to the sales of RAVICTI is not representative of Hyperion's future expectations of this expense as manufacturing-related expenses associated with RAVICTI sales were largely recorded to research and development ("R&D") expenses in periods prior to approval. As a result, cost of sales for RAVICTI for the next several quarters are expected to reflect a lower average per unit cost of materials as we sell product inventory that was previously expensed as R&D. Cost of sales related to the sales of BUPHENYL was higher and not indicative of future cost of sales due to the recording of the step-up value on BUPHENYL inventories acquired from Ucyclyd. As of March 31, 2014, the step-up value has been fully expensed.

Operating Expenses

Total adjusted operating expense increased by $3.7 million to $13.0 million for the three months ended March 31, 2014 compared to $9.3 million for the three months ended March 31, 2013. On a GAAP basis, operating expense was $15.4 million for the first quarter 2014 compared to $9.8 million for the same period in 2013.

Research and Development (R&D)

Adjusted R&D expense increased by $1.3 million to $3.1 million for the three months ended March 31, 2014 compared to $1.8 million for the three months ended March 31, 2013. On a GAAP basis, R&D expense was $3.2 million for the first quarter of 2014 compared to $1.8 million for the same period in 2013. The increase in GAAP R&D expense over the prior year period was primarily due to an increase in employee-related costs and professional, consulting and development costs.

Selling, General, and Administrative (SG&A)

Adjusted SG&A expense increased by $2.4 million to $10.0 million for the three months ended March 31, 2014 compared to $7.5 million for the three months ended March 31, 2013. On a GAAP basis, SG&A expense was $11.2 million for the first quarter of 2014 compared to $7.9 million for the same period in 2013. The increase in GAAP SG&A expense over the prior year period was primarily due to an increase in employee-related costs, and professional and consulting costs.

Amortization of Intangible Asset

Amortization of intangible asset was $1.0 million for the three months ended March 31, 2014 and pertains to the amortization expense for the BUPHENYL product rights acquired as part of the BUPHENYL acquisition on May 31, 2013.

Interest Expense

Interest expense decreased by $0.1 million to $0.3 million for the three months ended March 31, 2014 compared to $0.4 million for the three months ended March 31, 2013. This decrease was due to the decrease in the notes payable balance as compared to the prior year period.

Other Income (Expense), Net

Other income (expense), net was $0.2 million expense for the three months ended March 31, 2014 compared to $0.5 million income for the three months ended March 31, 2013. For the three months ended March 31, 2014, other income (expense), net included $0.1 million related to amortization of discount on available-for-sale investments and $0.1 million related to loss on foreign currency transactions. For the three months ended March 31, 2013, other income (expense), net included $0.5 million income from Ucyclyd in accordance with the restated collaboration agreement.

Cash and Cash Equivalents and Investments

As of March 31, 2014, Hyperion had cash, cash equivalents and investments of $124.5 million, an increase of $6.5 million from December 31, 2013.

2014 Financial Guidance

In 2014, Hyperion expects total net revenues to be in the range of $84 to $90 million, net of copayment assistance. We anticipate total net revenues for RAVICTI to range from $70 to $75 million and BUPHENYL net revenues to range from $14 to $16 million. Hyperion has also narrowed its adjusted 2014 operating expense (R&D and SG&A) guidance, and now anticipates that following the close of the Andromeda acquisition, it will be in the range of $66 to $78 million, which excludes amortization expense, stock-based compensation expense, and any purchase accounting expenses related to the Andromeda acquisition. Hyperion expects amortization expense and stock-based compensation expense to be approximately $4 to $5 million and $7.5 to $8.5 million, respectively.

Conference Call and Webcast

Hyperion's management will discuss the company's financial results and provide a general business update, during its conference call beginning at 4:30 p.m. EDT/1:30 p.m. PDT today, Tuesday, May 6, 2014.

To access the live teleconference, please dial (877) 847-7188 (U.S.) or (408) 427-3787 (International) and reference the conference ID# 18684255. To access the webcast and replay, please go to the Events & Presentation page on the Investors section of the company's web site at www.hyperiontx.com.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases. The company's first commercial product, RAVICTI® (glycerol phenylbutyrate) Oral Liquid, was approved in February 2013 and is currently being marketed in the United States. The company also owns worldwide rights to BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, which it markets in the U.S. The compound is also marketed in ex-U.S. geographies through business partners. Upon closing of the recently announced acquisition of Andromeda Biotech Ltd., the company will also own DiaPep277®, a first-in-class immune intervention therapy for new onset Type 1 diabetes. The company expects to close the Andromeda acquisition during second quarter 2014. For more information, please visit www.hyperiontx.com.

For additional Important Safety Information including Warnings and Precautions, Adverse Events, Drug Interactions, and Special Populations, please see full Prescribing Information (PDF) and Medication Guide (PDF) for RAVICTI at http://www.hyperiontx.com/sites/default/files/RAVICTI_Prescribing_Information.pdf and for BUPHENYL at http://www.hyperiontx.com/sites/default/files/BUPHENYL_Prescribing_Information.pdf.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Hyperion, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, among others, expectations about 2014 net revenues, 2014 adjusted operating expenses excluding amortization of the BUPHENYL intangible asset and stock compensation, 2014 amortization and stock-based compensation expenses, future cost of sales for RAVICTI and BUPHENYL, and the timing of the closing of the Andromeda acquisition. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the company in general, see the "Risk Factors" section of Hyperion's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2014, and in any subsequent filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This press release and the reconciliation table included herein includes the following non-GAAP financial measures: adjusted net income (loss); adjusted net income (loss) – basic and diluted per share; adjusted operating expenses; adjusted cost of sales; adjusted R&D expenses; and adjusted SG&A expenses. A description of the adjusted calculations and reconciliation to the comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)." The company has not provided a GAAP reconciliation for its forward-looking non-GAAP financial measures, such as 2014 adjusted operating expenses, because such measures are not available without unreasonable efforts. The company cannot predict the timing or amount of stock compensation expense that it excluded from the forward-looking non-GAAP financial measures because such expense depends on additional personnel we may or may not hire, which could potentially be significant to the calculation of our GAAP financial measures for future fiscal periods.

Hyperion management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The items excluded include such items such as non-cash expenses, non-recurring expenses and items that impact comparability to our peers. Hyperion management believes the non-GAAP information is useful for investors by offering the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect the company. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

Hyperion Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Product revenue, net	$ 19,483	$ 783
Costs and expenses:
Cost of sales	2,382	68
Research and development	3,217	1,849
Selling, general and administrative	11,171	7,934
Amortization of intangible asset	1,014	—

Total costs and expenses	17,784	9,851

Income (loss) from operations	1,699	(9,068)

Interest income	138	1
Interest expense	(300)	(408)
Other income (expense), net	(190)	500
Income (loss) before income taxes	1,347	(8,975)
Income tax expense, net	88	—
Net income (loss) per share attributable to common stockholders:	$ 1,259	$ (8,975)
Basic	$ 0.06	$ (0.52)
Diluted	$ 0.06	$ (0.52)

Weighted average number of shares used to compute net income (loss) per share of common stock:
Basic	20,191,190	17,366,848
Diluted	21,518,526	17,366,848

Hyperion Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2014	December 31, 2013 (1)
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 79,783	$ 74,232
Short-term investments	40,861	28,045
Accounts receivable, net	2,354	4,419
Inventories	2,825	3,513
Prepaid expenses and other current assets	1,101	1,403

Total current assets	126,924	111,612
Long-term investments	3,865	15,780
Property and equipment, net	862	936
Intangible asset, net	12,428	13,442
Other non-current assets	741	749

Total assets	$ 144,820	$ 142,519

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 3,039	$ 2,292
Accrued liabilities	10,995	12,187
Deferred revenue	195	—
Notes payable, current portion	5,779	5,652

Total current liabilities	20,008	20,131
Notes payable, net of current portion	1,258	2,621
Deferred rent	261	81

Total liabilities	21,527	22,833

Stockholders' equity
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	244,412	242,109
Accumulated other comprehensive loss	(10)	(55)
Accumulated deficit	(121,111)	(122,370)

Total stockholders' equity	123,293	119,686

Total liabilities and stockholders' equity	$ 144,820	$ 142,519

(1) Derived from the audited financial statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 7, 2014.

Hyperion Therapeutics, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net income (loss):
Net Income (loss) GAAP	$ 1,259	$ (8,975)
Adjustments:
Release of step-up on acquired BUPHENYL inventory (a)	206	—
Employee stock-based compensation (b)	1,368	505
Amortization of intangible asset (c)	1,014	—
Adjusted Net income (loss)	$ 3,847	$ (8,470)

Cost of sales:
Cost of sales - GAAP	$ 2,382	$ 68
Adjustments:
Release of step-up on acquired BUPHENYL inventory (a)	(206)	—
Employee stock-based compensation (b)	(2)	(1)
Adjusted Cost of sales	$ 2,174	$ 67

Operating expense (Research and development expense; Selling, general and administrative expense, and amortization of intangible asset expense):
Operating Expense – GAAP	$ 15,402	$ 9,783
Adjustments:
Employee stock-based compensation (b)	(1,366)	(504)
Amortization of intangible asset (c)	(1,014)	—
Adjusted Operating expense	$ 13,022	$ 9,279

Research and development expense:
Research and development expense – GAAP	$ 3,217	$ 1,849
Adjustments:
Employee stock-based compensation (b)	(147)	(91)
Adjusted Research and development expense	$ 3,070	$ 1,758

Selling, general and administrative expense:
Selling, general and administrative expense – GAAP	$ 11,171	$ 7,934
Adjustments:
Employee stock-based compensation (b)	(1,219)	(413)
Adjusted Selling, general and administrative expense	$ 9,952	$ 7,521

Adjusted Earnings (loss) per share:
Adjusted Net income (loss)	$ 3,847	$ (8,470)
Adjusted Weighted average shares
Basic	20,191,190	17,366,848
Diluted	21,518,526	17,366,848

Adjusted net income (loss) per share
Basic	$ 0.19	$ (0.49)
Diluted	$ 0.18	$ (0.49)

Hyperion is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors' understanding of the company's performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Release of step-up on acquired BUPHENYL inventory: Exclude the expense related to the release of step-up of acquired BUPHENYL inventory.

(b) Employee stock-based compensation: Exclude the non-cash employee stock-based compensation.

(c) Amortization of Intangible asset: Exclude the amortization of intangible asset related to the acquisition of the BUPHENYL product rights.

CONTACT: Myesha Edwards
         Investor Relations and Corporate Communications
         650 745 7829